Exhibit 99.01
NuStar Energy L.P. Reports Earnings Results for 4Q 2016/Covers Quarterly Distribution for
11th Consecutive Quarter and Third Consecutive Year

Announced Sale of Axeon’s Asphalt Marketing Business is Expected to Generate a $110 Million Cash Payment to NuStar in 2017, Eliminate $125 Million in Credit Support for Axeon’s Asphalt Marketing Business, Increase Revenue from Terminal Leases by $2 Million Annually and Generate a Non-cash Write-down of $58.7 Million in 4Q 2016

Immediately Accretive Acquisition of Martin Terminal Assets Completed in the Fourth Quarter

$226.5 Million of Series A Perpetual Preferred Units Issued in the Fourth Quarter at a Significantly Lower Cost than Issuing NuStar Common Equity

SAN ANTONIO, January 31, 2017 - NuStar Energy L.P. (NYSE: NS) today reported a net loss applicable to limited partners of $24.3 million, or $0.31 per unit, for the fourth quarter of 2016 and net income applicable to limited partners of $99.1 million, or $1.27 per unit, for the year ended December 31, 2016.

Fourth quarter 2016 earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations were $82.6 million. For the year ended December 31, 2016, the partnership reported $517.1 million of EBITDA from continuing operations.

All of these amounts include a $58.7 million non-cash charge related to the announced sale by Axeon of the asphalt marketing business (Axeon) that NuStar sold to Axeon in 2014. To facilitate this sale, NuStar agreed to reduce the value of its term loan to Axeon by $58.7 million and receive a $110 million cash payment to satisfy the remaining debt owed by Axeon under NuStar’s term loan. The sale is expected to close in the first half of the year, and once closed, NuStar expects to receive the $110 million cash term loan payment and an additional $2 million per year for storage space at its terminals in Jacksonville, FL and Baltimore, MD. The transaction will also increase NuStar’s borrowing capacity because it will eliminate NuStar’s obligation to provide up to $125 million in credit support for Axeon, which was required under the previous agreements with Axeon.

Distributable cash flow (DCF) from continuing operations available to common limited partners was not impacted by the non-cash charge. DCF from continuing operations available to common limited partners was $87.7 million for the fourth quarter of 2016, which allowed NuStar to cover its distribution to the common limited partners by 1.02 times. For the year ended December 31, 2016, DCF from continuing operations available to common limited partners was $365.2 million, which covered the distribution to the common limited partners by 1.07 times.

As previously announced on January 27, 2017, the fourth quarter 2016 Series A preferred unit distribution of $0.64930556 per unit will be paid on March 15, 2017 to holders of record as of March 1, 2017. In addition, the fourth quarter 2016 common unit distribution of $1.095 per unit will be paid on February 13, 2017 to holders of record as of February 8, 2017.

“I am very pleased with the many initiatives that we completed in 2016 that set the stage for a great year in 2017 and beyond,” said Brad Barron, President and Chief Executive Officer of NuStar Energy L.P. and NuStar GP Holdings, LLC. “We are very excited to have completed an immediately accretive acquisition in the fourth quarter and to finally eliminate all ties to our former asphalt business. From a financing perspective, we feel the non-cash impairment in the fourth quarter is a small price to pay to receive a $110 million cash payment in 2017 that when coupled with the $100 million of cash we repatriated from our international operations and the proceeds that we received from issuing $226.5 million of preferred units in 2016, will significantly reduce the amount of capital needed to be raised in the financial markets to fund our future growth capital needs. And, of course, it goes without saying that I am also very pleased to eliminate the need to provide up to $125 million in credit support to Axeon and put a close to this chapter of our history once and for all.”

Recapping 2016, Barron said, “Our base storage and pipeline operations performed very well in the face of a continued weak commodity price environment throughout the year. During 2016, our storage segment benefitted from increased storage rates at some of our facilities, while our pipeline segment experienced higher overall refined product throughputs, due in part to some completed expansion projects in our Central East System and higher utilization at some of the refineries we serve.”

-More-

Barron went on to say, “These positive developments, in combination with a decrease in operating expenses across both segments, allowed us to deliver solid results in 2016 despite significantly decreased Eagle Ford crude oil throughputs during the year. In fact, NuStar has now covered its distribution for 11 consecutive quarters and three consecutive years, which is a testament to the strength of our balanced and diversified asset base and the resilience of our employees.

“And the future looks bright as we will benefit from the additional 2.5 million barrels of storage at our Piney Point, Maryland facility, a newly renegotiated long-term storage lease at our St. Eustatius facility, expansion of our propane and distillate services on our Central East System and the synergies achieved by the acquisition of terminal assets in Corpus Christi that support our Eagle Ford operations.”

Fourth Quarter 2016 Earnings Conference Call Details

A conference call with management is scheduled for 9:00 a.m. CT today, January 31, 2017, to discuss the financial and operational results for the fourth quarter of 2016. Investors interested in listening to the discussion may dial toll-free 844/889-7787, passcode 48334486. International callers may access the discussion by dialing 661/378-9931, passcode 48334486. The partnership intends to have a playback available following the discussion, which may be accessed by dialing toll-free 855/859-2056, passcode 48334486. International callers may access the playback by dialing 404/537-3406, passcode 48334486. The playback will be available until 1:00 p.m. CT on March 2, 2017.

Investors interested in listening to the live discussion or a replay via the internet may access the discussion directly at http://edge.media-server.com/m/p/9594wmas or by logging on to NuStar Energy L.P.’s website at www.nustarenergy.com.

The discussion will disclose certain non-GAAP financial measures. Reconciliations of certain of these non-GAAP financial measures to U.S. GAAP may be found in this press release, with additional reconciliations located on the Financials page of the Investors section of NuStar Energy L.P.’s website at www.nustarenergy.com.

NuStar Energy L.P., a publicly traded master limited partnership based in San Antonio, is one of the largest independent liquids terminal and pipeline operators in the nation.  NuStar currently has approximately 8,700 miles of pipeline and 79 terminal and storage facilities that store and distribute crude oil, refined products and specialty liquids.  The partnership’s combined system has approximately 95 million barrels of storage capacity, and NuStar has operations in the United States, Canada, Mexico, the Netherlands, including St. Eustatius in the Caribbean, and the United Kingdom.  For more information, visit NuStar Energy L.P.'s website at www.nustarenergy.com.

This release serves as qualified notice to nominees under Treasury Regulation Sections 1.1446-4(b)(4) and (d). Please note that 100% of NuStar Energy L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of NuStar Energy L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals and corporations, as applicable. Nominees, and not NuStar Energy L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes, and the related conference call will include, forward-looking statements regarding future events, such as the partnership’s future performance. All forward-looking statements are based on the partnership’s beliefs as well as assumptions made by and information currently available to the partnership. These statements reflect the partnership’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in NuStar Energy L.P.’s and NuStar GP Holdings, LLC’s 2015 annual reports on Form 10-K and subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those described in the forward-looking statements.

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information
(Unaudited, Thousands of Dollars, Except Unit and Per Unit Data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Statement of Income Data:
Revenues:
Service revenues	$268,438	$281,025	$1,083,165	$1,114,153
Product sales	203,319	183,894	673,517	969,887
Total revenues	471,757	464,919	1,756,682	2,084,040
Costs and expenses:
Cost of product sales	191,917	169,500	633,653	907,574
Operating expenses	113,052	117,612	448,367	473,031
General and administrative expenses	25,418	27,096	98,817	102,521
Depreciation and amortization expense	55,997	52,687	216,736	210,210
Total costs and expenses	386,384	366,895	1,397,573	1,693,336
Operating income	85,373	98,024	359,109	390,704
Interest expense, net	(34,976)	(33,559)	(138,350)	(131,868)
Other (expense) income, net	(58,773)	(70)	(58,783)	61,822
(Loss) income from continuing operations before income tax expense	(8,376)	64,395	161,976	320,658
Income tax expense	2,680	4,915	11,973	14,712
(Loss) income from continuing operations	(11,056)	59,480	150,003	305,946
Income from discontinued operations, net of tax	—	—	—	774
Net (loss) income	$(11,056)	$59,480	$150,003	$306,720
Net (loss) income applicable to common limited partners	$(24,342)	$47,485	$99,068	$257,366
Basic and diluted net (loss) income per common unit:
Continuing operations	$(0.31)	$0.61	$1.27	$3.29
Discontinued operations	—	—	—	0.01
Total	$(0.31)	$0.61	$1.27	$3.30
Basic weighted-average common units outstanding	78,514,363	77,886,078	78,080,484	77,886,078

Other Data (Note 1):
EBITDA from continuing operations	$82,597	$150,641	$517,062	$662,736
DCF from continuing operations available to common limited partners	$87,697	$89,627	$365,157	$377,907

	December 31,
	2016	2015
Balance Sheet Data:
Total debt	$3,068,364	$3,139,612
Partners’ equity	$1,611,617	$1,609,844

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Barrel Data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Pipeline:
Refined products pipelines throughput (barrels/day)	546,878	551,246	535,946	522,146
Crude oil pipelines throughput (barrels/day)	374,170	435,007	392,181	471,632
Total throughput (barrels/day)	921,048	986,253	928,127	993,778
Throughput revenues	$122,721	$130,492	$485,650	$508,522
Operating expenses	37,364	40,081	147,858	153,222
Depreciation and amortization expense	23,858	22,058	89,554	84,951
Segment operating income	$61,499	$68,353	$248,238	$270,349
Storage:
Throughput (barrels/day)	789,369	888,033	789,065	899,606
Throughput terminal revenues	$29,279	$31,762	$117,586	$130,127
Storage terminal revenues	118,723	123,067	492,456	494,781
Total revenues	148,002	154,829	610,042	624,908
Operating expenses	69,695	70,185	276,578	290,322
Depreciation and amortization expense	30,002	28,541	118,663	116,768
Segment operating income	$48,305	$56,103	$214,801	$217,818
Fuels Marketing:
Product sales and other revenue	$205,435	$185,497	$681,934	$976,216
Cost of product sales	194,650	172,820	645,355	922,906
Gross margin	10,785	12,677	36,579	53,310
Operating expenses	7,661	9,926	33,173	39,803
Segment operating income	$3,124	$2,751	$3,406	$13,507
Consolidation and Intersegment Eliminations:
Revenues	$(4,401)	$(5,899)	$(20,944)	$(25,606)
Cost of product sales	(2,733)	(3,320)	(11,702)	(15,332)
Operating expenses	(1,668)	(2,580)	(9,242)	(10,316)
Total	$—	$1	$—	$42
Consolidated Information:
Revenues	$471,757	$464,919	$1,756,682	$2,084,040
Cost of product sales	191,917	169,500	633,653	907,574
Operating expenses	113,052	117,612	448,367	473,031
Depreciation and amortization expense	53,860	50,599	208,217	201,719
Segment operating income	112,928	127,208	466,445	501,716
General and administrative expenses	25,418	27,096	98,817	102,521
Other depreciation and amortization expense	2,137	2,088	8,519	8,491
Consolidated operating income	$85,373	$98,024	$359,109	$390,704

NuStar Energy L.P. and Subsidiaries
Consolidated Financial Information - Continued
(Unaudited, Thousands of Dollars, Except Ratio Data)
Note 1: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA), distributable cash flow (DCF) and distribution coverage ratio, which are not defined in U.S. generally accepted accounting principles (GAAP). Management believes these financial measures provide useful information to investors and other external users of our financial information because (i) they provide additional information about the operating performance of the partnership’s assets and the cash the business is generating and (ii) investors and other external users of our financial statements benefit from having access to the same financial measures being utilized by management and our board of directors when making financial, operational, compensation and planning decisions.
Our board of directors and management use EBITDA and/or DCF when assessing the following: (i) the performance of our assets, (ii) the viability of potential projects, (iii) our ability to fund distributions, (iv) our ability to fund capital expenditures and (v) our ability to service debt. In addition, our board of directors uses a distribution coverage ratio, which is calculated based on DCF, as the metric for determining the company-wide bonus and the vesting of performance units awarded to management as our board of directors believes DCF appropriately aligns management’s interest with our unitholders’ interest in increasing distributions in a prudent manner. DCF is a widely accepted financial indicator used by the master limited partnership (MLP) investment community to compare partnership performance. DCF is used by the MLP investment community, in part, because the value of a partnership unit is partially based on its yield, and its yield is based on the cash distributions a partnership can pay its unitholders.
None of these financial measures are presented as an alternative to net income, or for any period presented reflecting discontinued operations, income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. The following is a reconciliation of our non-GAAP financial measures:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
(Loss) income from continuing operations	$(11,056)	$59,480	$150,003	$305,946
Interest expense, net	34,976	33,559	138,350	131,868
Income tax expense	2,680	4,915	11,973	14,712
Depreciation and amortization expense	55,997	52,687	216,736	210,210
EBITDA from continuing operations	82,597	150,641	517,062	662,736
Interest expense, net	(34,976)	(33,559)	(138,350)	(131,868)
Reliability capital expenditures	(12,321)	(17,936)	(38,155)	(40,002)
Income tax expense	(2,680)	(4,915)	(11,973)	(14,712)
Distributions from joint venture	—	—	—	2,500
Mark-to-market impact of hedge transactions (a)	3,825	(1,120)	10,317	(5,651)
Unit-based compensation (b)	2,120	—	5,619	—
Other items (c)	62,018	9,282	71,921	(44,032)
DCF from continuing operations	$100,583	$102,393	$416,441	$428,971
Less DCF from continuing operations available to general partner	12,886	12,766	51,284	51,064
DCF from continuing operations available to common limited partners	$87,697	$89,627	$365,157	$377,907

Distributions applicable to common limited partners	$86,085	$85,285	$342,598	$341,140
Distribution coverage ratio (d)	1.02x	1.05x	1.07x	1.11x

(a)
DCF from continuing operations excludes the impact of unrealized mark-to-market gains and losses that arise from valuing certain derivative contracts, as well as the associated hedged inventory. The gain or loss associated with these contracts is realized in DCF from continuing operations when the contracts are settled.

(b)
In connection with the employee transfer from NuStar GP, LLC on March 1, 2016, we assumed obligations related to awards issued under a long-term incentive plan, and we intend to satisfy the vestings of equity-based awards with the issuance of our common units. As such, the expenses related to these awards are considered non-cash and added back to DCF. Certain awards include distribution equivalent rights (DERs). Payments made in connection with DERs are deducted from DCF.

(c)
Other items primarily consist of (i) adjustments for throughput deficiency payments and construction reimbursements for all periods presented, (ii) a $58.7 million non-cash impairment charge on the Axeon term loan in the fourth quarter of 2016 and (iii) a ($56.3) million non-cash gain and insurance proceeds of $7.8 million associated with the Linden terminal acquisition in 2015.

(d)	Distribution coverage ratio is calculated by dividing DCF from continuing operations available to common limited partners by distributions applicable to common limited partners.